Exhibit 10.3

CONSULTING AGREEMENT

This consulting agreement (this “Agreement”) is entered into by and between the undersigned issuer (the “Issuer”) and consultant (the “Consultant”) as of December 31, 2020 (the “Effective Date”). Each of Issuer and Consultant may be referred to hereinafter as a “Party” or, collectively, as the “Parties”.

WHEREAS, Consultant is in the business of assisting public companies as a financial and business advisor and introducer of business opportunities; and

WHEREAS, Issuer wishes to engage the services of Consultant in relation to the development and execution of certain business introductory services for Issuer.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DUTIES AND INVOLVEMENT

Issuer hereby engages Consultant to provide Consultant's services, and Consultant hereby accepts such engagement. The services shall include, but not be limited to: (i) recommending financing options and sources; and (ii) introducing business counterparties to Issuer (the “Services”).

2.	LIMITATION ON DUTIES

Consultant agrees to: (i) not disseminate any press release until it has been approved for dissemination by Issuer; and (ii) ensure that Issuer has filed or has arranged to file the required disclosure on Form 8-K with the Securities and Exchange Commission prior to the dissemination of any and all press releases.

3.	INSIDER INFORMATION

Consultant acknowledges that, pursuant to this Agreement, Consultant may receive confidential insider information about Issuer and its subsidiaries. Consultant agrees not to disclose such information to anyone, including, but not limited to, Consultant's family, friends, business associates, or affiliates, until such information has been approved for release by Issuer and is released to the general public. Consultant shall not use such confidential insider information to arrange for or solicit to buy or sell shares of Issuer either directly or indirectly through any person, until such information has been approved for release by Issuer and is released to the general public.

4.	RELATIONSHIP AMONG THE PARTIES

Nothing contained in this Agreement shall be construed to: (i) constitute the parties as joint venturers, partners, co-owners, or otherwise as participants in a joint undertaking; (ii) constitute Consultant as an agent, legal representative, or employee of Issuer; or (iii) authorize or permit Consultant or any director, officer, employee, agent, or other person acting on its behalf to incur on behalf of the other party any obligation of any kind, either express or implied, or do, sign, or execute any things, deeds, or documents that may have the effect of legally binding or obligating Issuer in any manner in favor of any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company, or other entity of any kind. Issuer and Consultant agree that the relationship between the Parties shall be that of an independent contractor.

Consulting Agreement

5.	EFFECTIVE DATE, TERM, AND TERMINATION

The term (the “Term”) of this Agreement shall commence on the Effective Date and continue for a period of ninety (90) days or until terminated by Issuer in its sole discretion. Issuer may terminate this Agreement at any time by providing written notice of same to Consultant.

6.	COMPENSATION AND PAYMENT OF EXPENSES

(a)           Issuer agrees to pay Consultant or its designee(s) the following compensation (the “Compensation”):

A one-time payment of five hundred thousand (500,000) shares of Issuer's common stock, $0.005 par value, at a deemed value of $0.025 per share, issuable within five (5) business days from the Effective Date and deliverable to Consultant in accordance with Issuer's standard transfer agent protocols.

(b)          Issuer shall cause to be delivered the applicable share certificates or direct registered shares statement for the shares described in subsection (a) above (the “Securities”) to Consultant. Issuer represents and warrants that, when issued, the Securities will be issued free and clear of all liens, charges, and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

(c)          The Parties agree that the Compensation hereunder shall be inclusive of any and all fees or expenses incurred by Consultant pursuant to this Agreement, including, but not limited to, the costs of providing the Services. Consultant shall not have any right or authority to, and shall not, employ any person in any capacity, or contract for the purchase or rental of any service, article, or material, nor make any commitment, agreement, or obligation whereby Issuer shall be required to pay any monies or other consideration without Company's prior consent in each instance.

(d)          For the purposes of receiving the Securities, Consultant makes the following covenants, representations and warranties:

(i)           Consultant acknowledges and agrees that Securities will not be registered under the Securities Act of 1933 (the “U.S. Securities Act”) and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the Securities are registered under the U.S. Securities Act, or unless an exemption from the registration requirements of the U.S. Securities Act is available. Consultant further acknowledges and agrees that hedging transactions involving the Securities may not be conducted unless in compliance with the U.S. Securities Act.

Consulting Agreement

(ii)          Consultant acknowledges and agrees that Issuer shall refuse to register any transfer of the Securities not made pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration;

(iii)         Consultant agrees not to engage in stock lending or hedging transactions with regard to the Securities.

(iv)         Consultant acknowledges and agrees that no information furnished by Issuer constitutes investment, accounting, legal, or tax advice. Consultant is relying solely upon itself and its professional advisors, if any, for any such advice.

(v)         Consultant acknowledges and agrees that the certificates representing the Securities shall bear a legend restricting transfer of the Securities.

7.	SERVICES NOT EXCLUSIVE

Consultant agrees that it shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of Consultant pursuant to the terms of this Agreement. Issuer acknowledges that Consultant is engaged in other business activities, and that it shall continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

8.	CONFIDENTIALITY

Consultant shall not disclose, without the consent of Issuer, any financial and business information concerning the business, affairs, plans, and programs of Issuer that are delivered by Issuer to Consultant in connection with Consultant's services hereunder (the “Confidential Information”). Consultant shall not be bound by the foregoing limitation in the event: (i) the Confidential Information is otherwise disseminated and becomes public information; or (ii) Consultant is required to disclose the Confidential Informational pursuant to a subpoena or other judicial process.

9.	INDEMNIFICATION

(a)           Company agrees to indemnify and hold harmless Consultant and its respective agents and employees, against any losses, claims, damages, or liabilities incurred or suffered by Consultant that result from any untrue statement or alleged untrue statement of any material fact contained in any registration statement or prospectus of Issuer, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or that are necessary to make the statements therein not misleading.

(b)           Consultant agrees to indemnify and hold harmless Issuer, its partners, financiers, parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees, and assigns from and against any claims, actions, losses, and expenses (including legal expenses) occasioned by any breach of Consultant's representations and warranties contained in, or by any breach of any other provision of, this Agreement by Consultant.

Consulting Agreement

10.	MISCELLANEOUS PROVISIONS

(a)           Currency. All currency referred to in this Agreement is in U.S. dollars.

(b)          Further Action. The Parties hereto shall execute and deliver all documents, provide all information, and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

(c)           Good Faith, Cooperation, and Due Diligence. The Parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence, and honesty-in-fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

(d)           Assignment. This Agreement may not be assigned by either Party hereto without the written consent of the other but shall be binding upon the successors of the parties.

(e)           Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the Party to be notified. Notice to each Party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either Party may designate upon at least ten (10) days written notice to the other Party.

(f)            Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by both Parties.

(g)           Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

(h)           Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one Party and faxed (or emailed) to another Party, the Parties agree that a faxed (or emailed) signature shall be binding upon the Parties to this Agreement as though the signature was an original.

(i)            Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without giving effect to the conflicts of laws principals thereof.

(j)            Jurisdiction and Venue. Each Party hereby submits to the jurisdiction and venue of the state and federal courts located in Washoe County, Nevada for purposes of any mediation, arbitration, or litigation related to this Agreement.

(k)           Severability. Each provision of this Agreement is severable, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that each Party shall use reasonable efforts to give effect to the economic or other intended purpose of any provision that is unenforceable or invalid.

Consulting Agreement

(l)            Independent Counsel. Each Party has had a full and complete opportunity to consult with legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement, and no Party has made any representations or warranties to the other Party concerning the terms, enforceability, and implications of this Agreement other than as reflected in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties to it as of the Effective Date.

ISSUER:		CONSULTANT:

UPD Holding Corp.,		Sage Intergroup Inc.,
a Nevada corporation		a California corporation

By:	/s/ Mark Conte	By:	/s/ Richard Gavzie
Name: Mark Conte		Name: Richard Gavzie
Title: President		Title: President